UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 26, 2020

India Globalization Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

 Commission File Number: 001-32830

Maryland	20-2760393
(State or other jurisdiction of incorporation)	(I.R.S Employer Identification Number)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (301) 983-0998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

March 26, 2020

Item 8.01.	Other Events.

India Globalization Capital, Inc. (the “Company”) (NYSE: IGC) recently received notification that on March 24, 2020, the United States Patent and Trademark Office (“USPTO”) issued a method and composition patent(#10,596,159 B2) for the Company’s cannabinoid formulation for the treatment of cachexia and eating disorders in humans and veterinary animals. IGC filed this application for its IGC-504 formulation (#15/751,901) on August 11, 2016. A public copy of the patent is available on the USPTO website.

A patent for an invention is the grant of a property right to the inventor, issued by the USPTO. Generally, the term of a new patent is 20 years from the date on which the application for the patent was filed in the United States or, in special cases, from the date an earlier related application was filed, subject to the payment of maintenance fees. U.S. patent grants are effective only within the United States, U.S. territories, and U.S. possessions.

Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, or the negatives thereof, and other variations thereon or comparable terminology. Such statements are based on currently available information, which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business. Our success is highly correlated with the success of our product candidates. We may not be able to protect our intellectual property adequately, or receive patents. We may not receive regulatory approval for our products, or trials. An additional risk factor worth highlighting specifically related to this patent licensing is that the patent application we have licensed may not be granted by the USPTO. We may not have adequate resources including financial resources to successfully conduct the requisite trials or to bring a product based on the above-referenced patented formulation to market. We may not be able to successfully commercialize our products even if they are successful and receive regulatory approval. Our projections anticipate stable pricing, which may not hold out over the next several years. Failure or delay with respect to any of the factors above could have a material adverse effect on our business, future results of operations, our stock price, and our financial condition. These and other risks are detailed from time to time in our filings with the U.S. Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements. Forward-looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. The Risk Factors identified in the Company’s annual report, filed on Form 10-K with the SEC on June 14, 2019, and in the Company’s quarterly reports, filed on Form 10-Q with the SEC on November 5, 2019 and February 10, 2020, are incorporated herein by reference.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will in fact occur.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                        Description

99.1                                     Press Release dated March 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: March 26, 2020	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer